UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2015

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 15, 2015, Extra Space Storage Inc., a Maryland corporation (the “Company”), Extra Space Storage LP, a Delaware limited partnership (“Extra Space OP”), Edgewater REIT Acquisition (MD) LLC, a Maryland limited liability company and an indirect wholly-owned subsidiary of Extra Space OP (“Merger Sub I”), Edgewater Partnership Acquisition (DE) LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Extra Space OP (“Merger Sub II”), SmartStop Self Storage, Inc., a Maryland corporation (“SmartStop”) and SmartStop Self Storage Operating Partnership, L.P., a Delaware limited partnership (“SmartStop OP”), entered into a definitive Agreement and Plan of Merger, as amended by Amendment No. 1 on July 16, 2015 (the “Merger Agreement”). This Current Report on Form 8-K is being filed in connection with the completion on October 1, 2015 of the transactions contemplated by the Merger Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein.

Pursuant to the terms and conditions set forth in the Merger Agreement, on October 1, 2015: (i) the Company acquired SmartStop by way of a merger of SmartStop with and into Merger Sub I, with Merger Sub I being the surviving entity (the “Company Merger”), (ii) immediately after the Company Merger, but before the Partnership Merger (as defined herein), Merger Sub I transferred (the “Transfer”) certain of its limited partnership units of SmartStop OP to a subsidiary of the Company, and (iii) immediately after the Transfer, Merger Sub II merged with and into SmartStop OP, with SmartStop OP continuing as the surviving entity and an indirect wholly-owned subsidiary of Extra Space OP (the “Partnership Merger” and, together with the Company Merger, the “Mergers”).

At the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, $0.001 par value per share, of SmartStop (the “Common Stock”) issued and outstanding immediately prior to the Company Merger Effective Time was automatically converted into the right to receive an amount in cash equal to $13.75 per share, without interest and less any applicable withholding taxes (the “Merger Consideration”). All shares of Common Stock that were subject to vesting and other restrictions also became fully vested and converted into the right to receive the Merger Consideration.

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each operating partnership unit of SmartStop OP (“SmartStop OP Unit”) issued and outstanding immediately prior to the Partnership Merger Effective Time (other than SmartStop OP Units owned by Merger Sub I as the surviving company in the Company Merger or any other subsidiary of the Company) was automatically converted into the right to receive $13.75 per share, without interest and less any applicable withholding taxes, unless the holder of such SmartStop OP Unit was an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and made a valid election to receive common partnership units of Extra Space OP in lieu of cash, with each unit held by such SmartStop OP unit holder being converted into the right to receive 0.2031 common operating partnership units of Extra Space OP, including the right to receive cash in lieu of any fractional interests in such units.

In connection with the Merger Agreement, immediately prior to the Company Merger Effective Time, SmartStop and SmartStop OP sold certain assets identified by Extra Space as being not complementary with the Extra Space asset portfolio, including SmartStop’s non-traded REIT platform and certain property located in Ladera Ranch, California and Toronto, Canada.

The description of the Company Merger, the Partnership Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 15, 2015, as amended by Amendment No. 1, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on July 16, 2015, and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On October 1, 2015, the Company issued a press release announcing the closing of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

99.1	Press Release issued by Extra Space Storage Inc., dated October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: October 1, 2015	By	/s/ Gwyn McNeal
		Name:	Gwyn McNeal
		Title:	Executive Vice President and Chief Legal Officer